UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AUDIOSTOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-2197964
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ___

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. _X__

Securities Act registration statement file number to which this form relates:	333-138083

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock $0.001 Par Value

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of AudioStocks, Inc. (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s registration statement on Form SB-2 originally filed on October 19, 2006 (the “SB-2”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-138083), as amended on December 5, 2006 and December 19, 2006, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	Description

3.1.1	Certificate of Incorporation filed as an exhibit to our Registration Statement on Form SB-2 filed with the Commission on October 19, 2006 and incorporated herein by reference.

3.1.2	Amended and Restated Certificate of Incorporation filed as an exhibit to our Registration Statement on Form SB-2 filed with the Commission on October 19, 2006 and incorporated herein by reference.

3.2.1	Bylaws filed as an exhibit to our Registration Statement on Form SB-2 filed with the Commission on October 19, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 12, 2007		AUDIOSTOCKS, INC.
	/s/	Luis J. Leung ______________
	By:	Luis J. Leung
	Its:	President